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                                                                       EXHIBIT F

                            BankAmerica Corporation

                            Delegation of Authority

     The undersigned delegates to any attorney in the Legal Department of Bank of America the authority to sign registrations, reports, certificates, applications and other writings on behalf of BankAmerica Corporation, and any of its subsidiaries for which I am authorized to delegate such authority, for submission to or filing with any federal, state, local or foreign regulatory authorities, and any amendments, withdrawals, or terminations thereof, as are deemed desirable by such attorney in connection with the Corporation's activities or affairs.


October 7, 1998                                /s/ Gerald P. Hurst
                                         -------------------------------
                                               Gerald P. Hurst
                                               Associate General Counsel
                                               BankAmerica Corporation